Ford Motor Company
The American Road
Dearborn, Michigan


                       CONSENT OF COOPERS & LYBRAND L.L.P.


Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-9722, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50087, 33-50194,
     33-50238, 33-54304, 33-54344, 33-54348, 33-54275, 33-54283, 33-54735,
     33-54737, 33-55847, 33-56785, 33-58255, 33-58785, 33-58861, 33-61107,
     33-62227, 33-64605, 33-64607, 333-02407, 333-02735, 333-20725, 333-27993,
     333-28181, 333-46295, 333-47443, 333-47445, 333-47451, 333-47733 and
     333-47735 on Form S-8, and 2-42133, 33-32641, 33-40638, 33-43085, 33-55474,
     33-55171, 33-64247 and 333-14297 on Form S-3

We consent to the incorporation by reference in the above Registration Statements of our report dated January 26, 1998 to the Board of Directors and Stockholders of Ford Motor Company which is included in this Annual Report on Form 10-K.





/s/Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan  48243
March 17, 1998